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                                                                   Exhibit 23(b)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8, filed on June 18, 2001, pertaining to the Director Stock Compensation Plan and the Deferred Issuance Stock Plan of Sea Pines Associates, Inc. of our report dated December 12, 2000, with respect to the consolidated financial statements of Sea Pines Associates, Inc. included in its Annual Report on Form 10-K for the year ended October 31, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

ERNST & YOUNG LLP


Atlanta, Georgia
June 18, 2001